EXHIBIT 8.1

MAJOR SUBSIDIARIES OF JINKOSOLAR HOLDING CO., LTD.

JinkoSolar Technology Limited, previously Paker Technology Limited, incorporated in Hong Kong Special Administrative Region of the People’s Republic of China

JinkoSolar International Limited, incorporated in Hong Kong Special Administrative Region of the People’s Republic of China

JinkoSolar (U.S.) Inc., incorporated in the United States of America

JinkoSolar GmbH, incorporated in the Federal Republic of Germany

JinkoSolar (Switzerland) AG, incorporated in the Swiss Confederation

JinkoSolar (U.S.) Holding Inc., incorporated in the United States of America

JinkoSolar Italy S.R.L., incorporated in the Republic of Italy

JinkoSolar SAS, incorporated in the Republic of France

Jiangxi Jinko Solar Co., Ltd., incorporated in the People’s Republic of China

Zhejiang Jinko Solar Co., Ltd., incorporated in the People’s Republic of China

Zhejiang Jinko Trading Co., Ltd., incorporated in the People’s Republic of China

Jinko Solar Import and Export Co., Ltd., incorporated in the People’s Republic of China

Jiangxi Photovoltaic Materials Co., Ltd., incorporated in the People’s Republic of China

Delingha Ruiqida Solar Power Co., Ltd., incorporated in the People’s Republic of China

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